Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-63637 on Form S-8 for Synergetics USA, Inc. pertaining to the Valley Forge Scientific Corp. Non-Qualified Employee Stock Option Plan of our report dated September 21, 2005 relating to our audits of the financial statements for the years ended July 31, 2005 and 2004 which appear in the Annual Report on Form 10-K for Synergetics USA, Inc. for the year ended July 31, 2005.
St. Louis, Missouri
December 29, 2005